UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 21, 2019
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

248 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders
Sun Communities, Inc. (the "Company") held its Annual Meeting of Stockholders on May 21, 2019 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 - Election of Directors

Stockholders elected seven directors to serve until the 2020 Annual Meeting of Stockholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Meghan G. Baivier	76,239,576	241,091	49,847	3,759,364
Stephanie W. Bergeron	74,708,318	1,773,574	48,622	3,759,364
Brian M. Hermelin	75,469,683	676,114	384,717	3,759,364
Ronald A. Klein	68,803,567	7,642,341	84,606	3,759,364
Clunet R. Lewis	71,363,425	5,117,816	49,273	3,759,364
Gary A. Shiffman	73,779,515	2,702,756	48,243	3,759,364
Arthur A. Weiss	74,557,364	1,924,161	48,989	3,759,364

(b) Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as follows:

Votes For	Votes Against	Abstentions
79,451,029	748,243	90,606

(c) Proposal 3 - Non-binding Advisory Vote on Executive Compensation:

Stockholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,471,912	2,929,766	128,836	3,759,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 22, 2019	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer